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                                                                     EXHIBIT 4.2
                                                                     -----------

                       [FORM OF FACE OF DEFINITIVE NOTE]

REGISTERED                                                            REGISTERED

NO. R-                              [LOGO]                            $

                                COMDISCO, INC.
                       5 3/4% NOTE DUE FEBRUARY 15, 2001

                                                                CUSIP 200336 AN5


          COMDISCO, INC., a Delaware corporation (hereinafter called the "Company", which term include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______ __________________________________________________, or registered assigns, the principal sum of ___________________________________________________ DOLLARS,
on February 15, 2001 and to pay interest thereon from February 12, 1996 or from the most recent date in respect of which interest of which interest has been paid or duly provided for semi-annually on February 15 and August 15, in each year, commencing August 15, 1996, and at maturity, at the rate of 5 3/4% per annum, until the principal hereof is paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the February 1 or August 1 (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Interest payable at Stated Maturity will be payable to the Person to whom the principal hereof shall be payable.

          Payment of the principal of, and the interest on, this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          This Note is one of the Securities of a series of 5 3/4% Notes Due February 15, 2001, limited in aggregate principal amount to $250,000,000 (the "Notes"). Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the Certificate of Authentication hereon has been executed by or on behalf of Yasuda Bank and Trust Company (U.S.A.), the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          All capitalized terms used in this Note without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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          IN WITNESS WHEREOF, Comdisco, Inc. has caused this Note to be signed, manually or by facsimile, by its duly authorized officers, under its corporate seal (which may be printed, engraved or otherwise reproduced hereon by facsimile or otherwise).

DATED:_______________

                                       COMDISCO, INC.



                                       By:__________________________
                                         President

[SEAL]

Attest:


__________________________
     Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


YASUDA BANK AND TRUST COMPANY (U.S.A.),
AS TRUSTEE


By:_______________________________________________
      Authorized Officer


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                           [Form of Reverse of Note]

                                COMDISCO, INC.
                       5 3/4% Note Due February 15, 2001


          This Note is one of a duly authorized series of securities issued and to be issued under an Indenture, dated as of December 1, 1995 (the "Indenture"), between the Company and Yasuda Bank and Trust Company (U.S.A.), as Trustee (herein called the "Trustee", which term includes any successor Trustee with respect to the Notes, under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

          This Note is not subject to any sinking fund and is not redeemable, in whole or in part, prior to maturity.

          The Indenture contains provisions permitting the Company and the Trustee, with the written consent of Holders of a majority in principal amount of the Notes, to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and modifications without the consent of Holders, the rights of such Holders. However, without the consent of each Holder affected thereby, an amendment or modification may not: (a) change the Stated Maturity or any Interest Payment Date or the redemption price; (b) reduce the principal amount of, or the interest on, any Note or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change the place or currency of any payment of principal or interest on any Note (except as otherwise provided in the Indenture); (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note; (e) reduce the percentage in principal amount of Notes, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage in principal amount of Notes necessary to waive any past default to less than a majority. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Notes may, with respect to the Notes, waive past defaults under the Indenture and waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Company and the Trustee to effect certain modifications and amendments without the consent of the Holders to cure ambiguities, correct inconsistencies and make other changes, provided such modifications and amendments do not adversely affect the interest of the Holders in any material respect.

          If an Event of Default (as defined in the Indenture) with respect to Notes should occur and be continuing, the principal amount of the Notes and interest accrued thereon may, by written notice to the Company, be declared due and payable by the Trustee or the Holders of not less than 25% in principal amount of all outstanding Notes. Such declaration of acceleration may, if all payments due have been made and all Events of Default have been remedied or waived, be rescinded by the Holders of a majority in principal amount of all outstanding Notes. Any Event of Default may be waived by the Holders of a majority in principal amount of all outstanding Notes, except that default in payment of the principal, premium, or interest on any Note, or in respect of a covenant under the Indenture which cannot be modified absent the consent of the Holders of each outstanding Note, cannot be waived.

          As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless: (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes; (ii) the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity; (iii) the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction

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inconsistent with such request; and (iv) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          The Notes are issuable only in registered form without coupons, in denominations of $1,000 and any integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes denominated as authorized, as requested by the Holder surrendering the same.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                        _______________________________



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                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as through they were written out in full according to applicable laws or regulations.

               TEN COM--as tenants in common

               TEN ENT--as tenants by the entireties
               JT TEN--as joint tenants with right of survivorship
                      and not as tenants in common

               UNIF GIFT MIN ACT--________________ Custodian___________________
                                    (Cust)                     (Minor)

                       under Uniform Gifts to Minors Act

                       _________________________________
                                    (State)


          Additional abbreviations may also be used though not in the above list.

                        _______________________________





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                                 ASSIGNMENT FORM

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

_____________________



________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)

The within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________ attorney-in-fact to transfer said Note on the books of the Company, with full power of substitution in the premises.


                                       _____________________________________
Dated:__________________               Signature

                                       NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.



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